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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OR THE
                         SECURITIES EXCHANGE ACT OF 1934


                           STONE CONTAINER CORPORATION
              (Exact name of registrant as specified in ts charter)


               DELAWARE                                36-2041256
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



               150 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60601
               (Address of principal executive offices) (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [X]

        Securities to be registered pursuant to Section 12(b) of the Act:
            Title of each                     Name of each exchange on which
         to be so registered                  each class is to be registered
RATING ADJUSTABLE SENIOR NOTES DUE 2016          NEW YORK STOCK EXCHANGE


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of Notes" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-12155), filed with the Securities and Exchange Commission on September 17, 1996, is incorporated herein by reference.

ITEM 2.  EXHIBITS

1. Indenture, dated as of July 24, 1996, between the Registrant and The Bank of New York, as trustee, relating to the Rating Adjustable Senior Notes due 2016 is incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 17, 1996.

2. First Supplemental Indenture, dated as of July 24, 1996, between the Registrant and The Bank of New York, as trustee, relating to the Rating Adjustable Senior Notes due 2016 is incorporated herein by reference to
     Exhibit 4.2 of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 17, 1996.

3. Form of the Registrant's Rating Adjustable Senior Note due 2016 (included in Exhibit 2 to this Registration Statement).

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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 7th day of October, 1996.


STONE CONTAINER CORPORATION


By:  /s/ Leslie T. Lederer
     ---------------------------------------------
     Name:  Leslie T. Lederer
     Title:  Vice President, Secretary and Counsel


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